UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Schedule 14A Information

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Securities Exchange Act of 1934

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dMY Technology Group, Inc.

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On October 23, 2020, Greg Carlin, the Chief Executive Officer and Co-Founder of Rush Street Interactive, LP (“RSI”) participated in an interview with Yahoo! Finance anchor Adam Shapiro, during which they discussed the proposed business combination (the “Business Combination”) of RSI and dMY Technology Group, Inc. (the “Company”). Below is a transcript of the interview.

YAHOO! FINANCE INTERVIEW TRANSCRIPT

ADAM SHAPIRO: Welcome back to Yahoo Finance. It was last July we learned that Rush Street International had agreed to a merger with a blank check company. That would be dMY Technology Group. It’s a SPAC, because you can’t ignore the fact that there is a rise of sports gaming. Some people would say sports betting. Others would say sports gambling.

But who better to help us understand how all of us can get in on this than Greg Carlin from Rush Street Interactive? He is the CEO. Congratulations, and welcome.

GREG CARLIN: Thank you, Adam. Thanks for having me.

ADAM SHAPIRO: So what does the future hold? I mean, we do a lot of discussions about SPACs. But we haven’t done many about firms like yours, which are now going to be public.

GREG CARLIN: Sure. Well, the future holds lots of growth. I mean, if you think about sports betting and online casino, we’re really in the early innings in the US. The Supreme Court overturned PASPA – you know, the law prohibiting sports betting – in May of 2018. And New Jersey was the first state to go live in, I think it was July of 2018. So we’re really seeing a start to a long trend.

ADAM SHAPIRO: Dan Howley, are you there?

DAN HOWLEY: Yeah. Greg, I want to ask – you know, there’s a lot of competition now in the gambling space, especially online. I guess, how do you kind of help differentiate yourself? And as an aside, totally different – what are the odds that the Mets win the World Series next year?

GREG CARLIN: Well, I don’t have that off the top of my head. But you could go to BetRivers.com and check that out, for sure. I’d have to look that up for you. But as far as the competition, you’re right. It’s a very competitive market.

But we really differentiate ourselves. You know, our DNA is in the bricks and mortar business, so we really understand the traditional casino customer. I think that’s been really helpful with our success.

You know, right now, in the last three months, we’ve been number one in online casino. And we’re in the top five for sports betting. And a lot of our competitors are spending a lot of money on marketing. And we’re also spending on marketing, but I think we’re a little more judicious with our capital.

RICK NEWMAN: Yeah, Greg. Rick Newman here. You’ve probably tried to analyze the future market. How many states do you think are likely to legalize gambling? I mean, half the states? I mean, most states? And what is this going to do to what we know are the gambling meccas – obviously, Las Vegas being at the top of that list?

GREG CARLIN: Sure. That’s a good question, actually. The sports betting has really legalized relatively quickly. If you look around the country, I think there’s maybe 14 or 15 states or so.

Some of them have mobile. Some of them are just retail only. But I think you’re going to see sports betting legalized in most states. And then online casino, generally, will be a little bit less and a little bit behind sports betting.

But for example, if you look at West Virginia, they legalized sports betting first. Then roughly a year later or so, they legalized online casino. And if you look at the state of Michigan, which will be hopefully launching before the end of the year, when they legalized online gaming they did sports betting and casino together. But the trend is, generally, the states will legalize sports betting first and then casino following that.

ADAM SHAPIRO: Greg, I have to admit, I’m somewhat ignorant on the legal aspects of all of this. Because I remember, when I first got stationed in Washington, DC for a previous job, the issue of federal legalization of sports gaming, and gaming in general, was front and center. And it hasn’t – it didn’t materialize. So now, 13 years later, would it make it much easier if the federal government just once and for all addressed this, instead of having to do this piecemeal with 50 states, as it seems you have to do?

GREG CARLIN: Well, you know, interestingly, casinos, gaming – legalized gaming has been a state-by-state issue. If you look at bricks-and-mortar casinos, it’s really you have state by state.

Nevada was really the first state to have casinos back in the ‘40s. Atlantic City came on in 1978. And then around 1989 or ‘90, you start to see other states legalize. And I think with online gaming, you’re going to see a similar trend. So it really has been a state-by-state issue.

RICK NEWMAN: Greg, do you think about reputational risk and things that might be related to that, if this becomes so big that we start to see stories about gambling addictions becoming a bigger problem, people, you know, gambling away their life savings or things like this?

GREG CARLIN: That is certainly something that we think about, is gambling addiction. We really don’t want customers that have a problem with gambling. And online, we have certain safeguards within our app.

So you can self-exclude yourself. You can put a limit on your betting. You can – it’s really important. We want people to be happy long-term customers and not bet over their heads, for sure.

DAN HOWLEY: Greg, I just want to ask, what do you guys do then, you know, as far as COVID and the canceling of different sporting events? You know, the NFL having a heck of a time right now. Baseball managed to get through relatively unscathed, and NBA was probably the best case, and NHL.

But you know, going forward, we’re going to go into the winter sports, and then we’re going to go into the spring. You know, I guess, how do you guys balance the potential for the sports to just be outright canceled at certain points?

GREG CARLIN: Well, that’s certainly a risk for sports betting, actually. But if you look at the – if you look at the pie, for example, in Pennsylvania and New Jersey, where you’ve got online casino and sports betting, casino is actually – in August, casino made up 78% of revenue relative to sports betting. So really, while sports betting gets a lot of media attention, online casino is actually a much bigger market and much less dependent on the sports.

But certainly, for sports betting itself, in March when most of the leagues shut down it had an impact. But the flipside is you’ve seen an acceleration in people moving to online casinos in markets where it’s legal.

ADAM SHAPIRO: Greg Carlin is the CEO from Rush Street Interactive. Thank you so much for joining us “On the Move.” We’ll be right back after this.

No Offer or Solicitation

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about RSI, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on January 31, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Schedule 14A includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and RSI following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.